Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LAST ORIGINAL ISSUE DATE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) UNDER A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LAST ORIGINAL ISSUE DATE OF THIS SECURITY PURSUANT TO CLAUSE (D) ABOVE FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                           ALBANY INTERNATIONAL CORP.

                     2.25% Convertible Senior Note due 2026

No. 1                                                               $150,000,000

CUSIP No. 012348 AB 4

      Albany International Corp., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $150,000,000 in aggregate at any time (or $180,000,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement)) by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on March 15, 2026, and interest thereon as set forth below and Additional Interest in the manner, at the rates and to the Persons set forth in the Registration Rights Agreement.

      This Note shall bear interest at the rate of 2.25% per year from the date of original issuance of the Notes, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 15, 2013. As of March 15, 2013, this Note shall bear interest at the rate of 3.25% per year from March 15, 2013, to, but excluding, the next scheduled Interest Payment Date until the principal hereof shall have been paid or made available for payment. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2006, to holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively.

      Payment of the principal of, interest, including any Additional Interest, accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest, including Additional Interest, if any, may be paid by check mailed to such holder's address as it appears in the Note register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the request of such holder in writing to the Trustee and the Paying Agent (if different than the Trustee), interest, including Additional Interest, if any, on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

      Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                     ALBANY INTERNATIONAL CORP.

                                     By: /s/ Michael C. Nahl
                                         ---------------------------------------
                                         Name:  Michael C. Nahl
                                         Title: Executive Vice President & Chief
                                                Financial Officer

Dated: March 13, 2006

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
JPMORGAN CHASE BANK, N.A.,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By: /s/ Michael A. Smith
    --------------------------------
Authorized Officer

                                 REVERSE OF NOTE

                           ALBANY INTERNATIONAL CORP.
                     2.25% Convertible Senior Note due 2026

      This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.25% Convertible Senior Notes due 2026 (herein called the "Notes"), limited to the aggregate principal amount of $150,000,000 (or $180,000,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement) all issued or to be issued under and pursuant to an Indenture dated as of March 13, 2006 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank, N.A. (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including Additional Interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, the Fundamental Change Repurchase Price, and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

      The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes that may be issued in exchange or substitution hereof or upon registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, and Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

      The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

      The Notes are not subject to redemption through the operation of any sinking fund. Prior to March 15, 2013, the Notes will not be redeemable at the Company's option. Subject to the terms and conditions of the Indenture, beginning on March 15, 2013, the Company, at its option, may redeem the Notes for cash at any time as a whole, or from time to time in part, at a price equal to the principal amount of the Notes redeemed plus accrued and unpaid interest, and Additional Interest, if any, on the Notes redeemed to (but excluding) the Redemption Date.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of Notes held by such holder on March 15, 2013 and March 15, 2021, in integral multiples of $1,000 at a Repurchase Price equal to the principal amount of the Notes repurchased.

      Upon the occurrence of a Fundamental Change, the holder has the right, at such holder's option, to require the Company to repurchase all of such holder's Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth Business Day after the occurrence of such Fundamental Change.

      Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by its duly authorized attorney. The initial Conversion Rate shall be 22.4618 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

      Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

      The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Note registrar shall be affected by any notice to the contrary. Notwithstanding the foregoing, the Indenture provides that following a Default, owners of beneficial interests in a Global Note may directly enforce against the Company such owners' right to exchange such beneficial interest for Notes in certificated form. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

      No recourse for the payment of the principal of or any premium or accrued and unpaid interest, including Additional Interest, if any, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation or other entity, either directly or through the Company or any successor corporation or other entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT
                                                                       Custodian
                                                 -----------------
                                                       (Cust)

TEN ENT - as tenants by the entireties
                                                 -----------------
                                                       (Minor)


JT TEN  - as joint tenants with right of
survivorship and not as tenants in common       Uniform Gifts to Minors
                                                   Act ________ (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                         [FORM OF NOTICE OF CONVERSION]

To: Albany International Corp.

      The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, if any, together with any cash comprising a portion of the Daily Settlement Amounts for each of the twenty-five Trading Days during the Cash Settlement Averaging Period and for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
      --------------------------       -----------------------------------------

                                       -----------------------------------------
                                       Signature(s)

--------------------------------
Signature Guarantee

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of
Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:


---------------------------------
(Name)

---------------------------------
(Street Address)

---------------------------------
(City, State and Zip Code)
Please print name and address

                                       Principal amount to be converted (if less than all): $______,000

                                       NOTICE: The above signature(s) of the
                                       holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                       -----------------------------------------
                                       Social Security or Other Taxpayer
                                             Identification Number

                 [FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Albany International Corp.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Albany International Corp. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, together with accrued and unpaid interest, including Additional Interest, if any, to, but excluding, such date, to the registered holder hereof.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
      --------------------------       -----------------------------------------

                                       -----------------------------------------
                                       Signature(s)

                                       -----------------------------------------
                                       Social Security or Other Taxpayer
                                       Identification Number

                                       Principal amount to be repaid (if less
                                       than all):  $______,000

                                       NOTICE: The above signature(s) of the
                                       holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                           [FORM OF REPURCHASE NOTICE]

To: Albany International Corp.

The undersigned registered owner of this Note hereby requests and instructs Albany International Corp. to repay the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms and conditions of the Indenture referred to in this Note at the Repurchase Price to the registered holder hereof.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
      --------------------------       -----------------------------------------

                                       -----------------------------------------
                                       Signature(s)

                                       -----------------------------------------
                                       Social Security or Other Taxpayer
                                       Identification Number

                                       Principal amount to be repaid (if less
                                       than all):  $______,000

                                       NOTICE: The above signature(s) of the
                                       holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                        [FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________ _____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

|_|   To Albany International Corp. or a subsidiary thereof; or

|_| Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

|_| Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

|_| Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

|_| Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated:
      ---------------------------------

---------------------------------------
Signature(s)

---------------------------------------
Signature Guarantee

---------------------------------------
Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                                      SCHEDULE A

                           ALBANY INTERNATIONAL CORP.
                     2.25% Convertible Senior Notes Due 2026

    The following increases or decreases in this Global Note have been made:

                                                                                                     Signature of
                                                                                                      authorized
                   Amount of decrease in      Amount of increase in    Principal Amount of this      signatory of
                    Principal Amount of     Principal Amount of this     Global Note following        Trustee or
Date of Exchange      this Global Note             Global Note         such decrease or increase      Custodian

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------

----------------  ------------------------  -------------------------  -------------------------  ------------------